Exhibit 5.1

190 Carondelet Plaza, Suite 600
St. Louis, MO 63105
main: 314.480.1500
                                                fax: 314.480.1505

March 2, 2009

Guaranty Federal Bancshares, Inc.
1341 West Battlefield
Springfield, Missouri  65807

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Guaranty Federal Bancshares, Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the "Securities Act"), on or about the date of this opinion relating to the following securities of the Company: (i) a warrant dated January 30, 2009 (the “Warrant”) to purchase common stock, par value $.10 per share, of the Company (the "Common Stock"), and (ii) up to 459,459 shares of Common Stock issuable upon exercise of the Warrant (the “Warrant Shares” and together with the Warrant, collectively, the "Securities").  All of the Securities are being registered for resale on behalf of certain selling securityholders of the Company identified in the prospectus constituting part of the Registration Statement ("Selling Securityholders") pursuant to Rule 415 promulgated under the Securities Act.

The Warrant was issued by the Company to the United States Department of the Treasury (“Treasury”) on January 30, 2009 pursuant to (i) that certain Letter Agreement dated as of January 30, 2009 between the Company and Treasury, including the Schedules thereto (the “Letter Agreement”) and (ii) the Securities Purchase Agreement - Standard Terms attached as Exhibit A to the Letter Agreement (and the Annexes thereto) incorporated therein (collectively, the “Purchase Agreement”).  The transactions contemplated by the Letter Agreement and the other Transaction Documents (as hereinafter defined) are collectively referred to hereinafter as the “Transaction.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have reviewed originals as signed, or copies of originals showing signatures and identified to us as true copies of originals as signed, of the Purchase Agreement and the Warrant (collectively, the "Transaction Documents") and the Registration Statement.  We also reviewed such other records or documents as we have deemed necessary as a basis for the opinions hereinafter expressed and made such examination of the law as we have deemed appropriate to give the opinions set forth below.  In rendering the following opinions, as to factual matters that affect our opinions, we have relied on (and assumed the accuracy of) certificates, statements and other representations of officers of the Company and others, including certificates of public officials and the representations of the Company in the Purchase Agreement and Warrant.  We have also reviewed the organizational documents of the Company as currently in effect, including the (i) Restated Certificate of Incorporation; (ii) Bylaws as amended; and (iii) consent resolutions of the Board of Directors of the Company relating to the Transaction and the issuance of the Securities.

Based on the foregoing and in reliance thereon and on the assumptions and subject to the qualifications and limitations set forth in this letter, we are of the opinion that the Warrant is validly issued and the Warrant Shares, upon exercise of the Warrant in accordance with the terms thereof including payment in full to the Company of the exercise price, will be validly issued, fully paid and non-assessable.

Our opinions are based on the assumptions (upon which we have relied with your consent) and subject to the qualifications and limitations, set forth in this letter, including the following:

i. We express no opinion as to any laws other than the federal law of the United States of America and the General Corporation Law of the State of Delaware.

ii. We have assumed for purposes of this opinion that: (a) all signatures are genuine, the Transaction Documents submitted to us as originals are authentic and the Transaction Documents submitted to us as copies conform to the originals; (b) any certifications dated prior to the date hereof remain true as of the date hereof; and (c) the Transaction Documents have been duly authorized by the Treasury.

iii. This opinion is limited to the matters specifically stated in this letter, and no further opinion is to be implied or may be inferred beyond the opinions specifically stated herein.  This opinion is based solely on the state of the law as of the date of this opinion, and we specifically disclaim any obligation to monitor any of the matters stated in this opinion or to advise the persons entitled to rely on this opinion of any change in law or fact after the date of this opinion that might affect any of the opinions stated herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                            Very truly yours,

                            /s/ Husch Blackwell Sanders LLP

                            Husch Blackwell Sanders LLP